                                                                      EXHIBIT 11
                                                                      ----------

COMPUTATION OF EARNINGS PER SHARE

                                                     ASSUMING PRIMARY DILUTION
                                           --------------------------------------------
                                           Thirteen Weeks Ended  Twenty-Six Weeks Ended
                                           --------------------  ----------------------
                                           April 27,  April 29,   April 27,  April 29,
                                             1996       1995        1996       1995
                                           ---------  ----------  ---------  ----------
                                                      (Restated)             (Restated)
                                             (In thousands, except per share amounts)
AVERAGE SHARES OUTSTANDING

  1 Average shares outstanding               10,754     10,748      10,754     10,746
  2 Net additional shares outstanding
     assuming exercise of stock options          -         147          -         229
                                            -------    -------     -------    -------
  3 Average number of common shares
     outstanding                             10,754     10,895      10,754     10,975
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

EARNINGS

  4 Loss from continuing
     operations                             $(2,469)   $(1,420)    $(4,817)   $(2,113)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

  5 Net loss                                $(2,348)   $(1,108)    $(4,664)   $(1,737)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

PER SHARE AMOUNTS

    Loss from continuing
     operations (line 4 / line 3)           $  (.23)   $  (.13)    $  (.45)   $  (.19)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

    Net loss
     (line 5 / line 3)                      $  (.22)   $  (.10)    $  (.43)   $  (.16)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------


NOTE 1 - Loss per share for all periods was calculated using the Treasury Stock Method.


                                         19.

                                                                      EXHIBIT 11
                                                                      ----------

COMPUTATION OF EARNINGS PER SHARE

                                                     ASSUMING FULL DILUTION
                                                     ----------------------
                                           Thirteen Weeks Ended  Twenty-Six Weeks Ended
                                           --------------------  ----------------------
                                           April 27,  April 29,   April 27,  April 29,
                                             1996       1995        1996       1995
                                           ---------  ----------  ---------  ----------
                                                      (Restated)             (Restated)
                                             (In thousands, except per share amounts)
AVERAGE SHARES OUTSTANDING

  1 Average shares outstanding               10,754     10,748      10,754     10,746
  2 Net additional shares outstanding
     assuming exercise of stock options          -         147          -         229
                                            -------    -------     -------    -------
  3 Average number of common shares
     outstanding                             10,754     10,895      10,754     10,975
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

EARNINGS

  4 Loss from continuing
     operations                             $(2,469)   $(1,420)    $(4,817)   $(2,113)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

  5 Net loss                                $(2,348)   $(1,108)    $(4,664)   $(1,737)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

PER SHARE AMOUNTS

    Loss from continuing
     operations (line 4 / line 3)           $  (.23)   $  (.13)    $  (.45)   $  (.19)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

    Net loss
     (line 5 / line 3)                      $  (.22)   $  (.10)    $  (.43)   $  (.16)
                                            -------    -------     -------    -------
                                            -------    -------     -------    -------

NOTE 1 - Loss per share for all periods was calculated using the Treasury Stock Method.




                                         20.